AMENDED AND RESTATED AGREEMENT

                                       OF

                               LIMITED PARTNERSHIP

                                       OF

                   TEXAS LITHOTRIPSY LIMITED PARTNERSHIP VIII


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              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                   TEXAS LITHOTRIPSY LIMITED PARTNERSHIP VIII

THE PARTNERSHIP INTEREST REPRESENTED BY THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE IN RELIANCE UPON AN EXEMPTION THEREFROM. THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE. THE SALE OR OTHER DISPOSITION OF THE PARTNERSHIP INTEREST IS RESTRICTED AS SET FORTH IN THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, AND IN ANY EVENT IS PROHIBITED UNLESS THE LIMITED PARTNERSHIP RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE LIMITED PARTNERSHIP AND ITS COUNSEL THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE IN RELIANCE UPON AN EXEMPTION THEREFROM. BY ACQUIRING THE PARTNERSHIP INTEREST REPRESENTED BY THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, THE LIMITED PARTNER REPRESENTS THAT IT WILL NOT SELL OR OTHERWISE DISPOSE OF THE PARTNERSHIP INTEREST WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND OTHER APPLICABLE STATE STATUTES AND THE RULES AND REGULATIONS THEREUNDER.

         This Amended and Restated Agreement of Limited Partnership of Texas Lithotripsy Limited Partnership VIII (the "Agreement") is entered into by and among Lithotripters, Inc., a North Carolina corporation ("Lithotripters"), as the General Partner (the "General Partner"), and each of the limited partners listed on the Signature Pages attached hereto (collectively, the "Limited Partners" and individually, a "Limited Partner").

                                R E C I T A L S :

         A. Lithotripters, as general partner, and David Vela, M.D., as the initial limited partner, formed a limited partnership under the laws of the State of Texas effective as of October 6, 2000, for the purpose of acquiring, owning and operating the Lithotripsy Systems (as hereinafter defined) in the Service Area (as hereinafter defined).

     B. Lithotripters caused the Partnership to offer to sell Units (as hereinafter defined) pursuant to the Memorandum (as hereinafter defined).

     C. Upon the closing of the offering of the Units, David Vela, M.D. withdrew as the initial limited partner and the subscribers of the Units were admitted as new Limited Partners.

         D. Lithotripters and the Limited Partners desire to provide for the governance of the Partnership and to set forth in detail their respective rights and duties relating to the Partnership and to amend and restate the original partnership agreement in its entirety.

                               A G R E E M E N T :

         NOW THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lithotripters and the Limited Partners hereby agree as follows:

1                                                     ARTICLE

2                                                    DEFINITIONS

     2.1. Terms Defined. When used in this Agreement, the following terms shall have the meanings set forth below:

(a) "Act" shall mean the Texas Revised Limited Partnership Act as set forth in Vernon's Revised Civil Statutes Annotated Article 6132a-1, as subsequently amended.

(b)  "Additional  Capital  Contributions"  shall have the  meaning  set forth in
     Section 3.2.

(c) "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                           (i) Credit to such Capital  Account any amounts which
                  such Partner is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

     (ii) Debit to such Capital Account the items described in Sections 1.7041(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6) of
the Regulations.





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         The  foregoing  definition  of  Adjusted  Capital  Account  Deficit  is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(d) "Adjusted Gross Revenues" shall mean, with respect to the calculation of the Management Fee for the applicable period, all gross receipts from any source for such period, other than from Partnership loans, the refinancing, sale, exchange, casualty or other disposition of the Partnership's assets and Capital Contributions, less adjustments for contractual reimbursements and bad debts.

(e) "Affiliate" shall mean a Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Person in question. The term "control," as used in the immediately preceding sentence, means, with respect to an entity that is a corporation, the right to exercise, directly or indirectly, more than 10% of the voting rights attributable to the shares of such corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.

(f)                                 "Bank" shall mean Whitney National Bank.

(g) "Bankruptcy" means, with respect to any Person, a "Voluntary Bankruptcy" or an "Involuntary Bankruptcy". A "Voluntary Bankruptcy" means, with respect to any Person, the inability of such Person generally to pay its debts as such debts become due, or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors; the filing of any petition or answer by such Person seeking to adjudicate it a bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for such Person or for any substantial part of its property; or corporate action taken by such Person to authorize any of the actions set forth above. An "Involuntary Bankruptcy" means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or other similar relief under any present or future bankruptcy, insolvency, or similar statute, law, or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within ninety
     (90) days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver, or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within sixty (60) days.

(h) "Bill of Sale and Assignment" shall mean that bill of sale and assignment (or similar instrument of transfer) to be received by the Partnership from Sunbelt in connection with the Partnership's purchase of the Sunbelt Assets.

(i) "Capital Contributions" shall mean, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property other than money (net of liabilities which the Partnership assumes or takes the property subject to) contributed to the Partnership with respect to the Partnership Interest held by such Partner.

     (j) "Capital Transaction" shall mean either a Major Capital Event or Liquidating Event.

(k) "Cash Flow" shall mean, for the period in question, or in the case of a Major Capital Event, the event in question, the amount by which the aggregate cash receipts of the Partnership from any source (including loans and Capital Contributions) exceed the sum of the cash expenditures of the Partnership plus a cash reserve in the amount determined by the General Partner to be sufficient to meet the working capital requirements of the Partnership.

(l) "Certificate" shall mean the Certificate of Limited Partnership filed on behalf of the Partnership with the Secretary of State of Texas in accordance with all applicable statutes.

     (m) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (n)  "Defaulting  Limited  Partner  shall  have the  meaning  set  forth in
          Section 9.2(c) hereof.

     (o) "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

     (p) "Dilution Offering" shall mean the sale of additional Partnership Interest after the Offering.

(q)                        "Escrow Agent" shall mean Whitney National Bank.

     (r) "Escrow Agreement" shall mean that certain agreement by and between the Partnership and the Escrow Agent.

(s)               "Exhibit" shall mean an exhibit attached to this Agreement.

(t) "Fiscal Year" shall mean (i) the period commencing on the effective date of this Agreement and ending on December 31, 2000, (ii) any subsequent twelve (12) month period commencing on January 1st and ending on December 31st, or (iii) any portion of the period described in clause (ii) for which the Partnership is required to allocate Profits, Losses, and other items of Partnership income, gain, loss, or deduction pursuant to Article VI hereof.

(u) "General Partner" shall mean Lithotripters, so long as such Person shall continue as a general partner hereunder, and any other Person who has been admitted as and continues to be a general partner of the Partnership.

(v) "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                           (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner; provided, however, if the contributing Partner is the General Partner, the determination of the fair market value of a contributed asset shall be determined by appraisal;

                           (ii) The Gross Asset Values of all Partnership assets
                  shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (a) the acquisition of an additional interest in the Partnership (other than pursuant to Section 3.1(c) hereof) by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership Assets as consideration for an interest in the Partnership; and (c) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                           (iii) The Gross Asset Value of any Partnership  asset
                  distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner; provided, however, if the distributee is the General Partner, the determination of the fair market value of the distributed asset shall be determined by appraisal; and

                           (iv) The Gross  Asset  Values of  Partnership  assets
                  shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b) (2) (iv)
                  (m) and Sections 1.1(bf) (vi) and 6.5(g) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section 1.1(v)(iv) to the extent the General Partner determines that an adjustment pursuant to Section 1.1(v)(ii) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 1.1(v)(iv).

                  If the Gross Asset Value of an asset has been determined or adjusted pursuant to Section 1.1(v)(i), Section 1.1(v)(ii), or Section 1.1(v)(iv) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

     (w) "Involuntary Bankruptcy" shall have the meaning set forth in Section 1.1(f) hereof.

     (x) "Limited Partner" shall mean any Person who has been admitted as, and who continues to be, a limited partner of the Partnership.

(y) "Liquidating Event" shall mean the sale, condemnation or exchange of all or substantially all of the Partnership Assets, or any other transaction which, individually or together with any similar transaction or transactions, results in the disposition of all or substantially all of the Partnership Assets and occurs in the course of liquidation of the Partnership or upon and with respect to which event the Partnership is dissolved and wound-up and all payments, including payments on any promissory notes, have been received.

(z) "Lithotripsy Systems" shall mean, collectively, the Sunbelt Lithotripsy System, the New Lithotripsy System and any other shock-wave lithotripter acquired by the Partnership for the lithotripsy of kidney stones.

(aa) "Major Capital Event" shall mean any event (excluding a Liquidating Event) arising other than in the ordinary course of the Partnership's business, including, without limitation: (i) the sale of less than substantially all of the Partnership Assets; (ii) a condemnation of less than substantially all of the Partnership Assets; (iii) the recovery of damage awards or settlements or insurance proceeds from the loss of or damage to the Partnership Assets; and (iv) a borrowing or refinancing. The General Partner's designation of an event as a Major Capital Event shall be binding upon the Partners and the Partnership absent manifest error.

(bb)     "Majority in Interest" shall mean Partners (or Partners of a designated
         class)  owning  more  than  50%  of  the   Partnership   Interests  (or
         Partnership Interests of the designated class).

(cc) "Management Agreement" shall mean the agreement by and between the Partnership and the General Partner, as the same may be amended from time to time, with respect to the management of the Partnership.

(dd) "Management Fee" shall mean that certain fee, accrued and payable monthly to the General Partner pursuant to the Management Agreement, equal to 7.0% of Adjusted Gross Revenues for the month in question.

(ee) "Memorandum" shall mean that certain Confidential Private Placement Memorandum dated October 13, 2000 relating to the offering of Units.

(ff) "Negative Cash Flow" shall mean, for the period in question, the amount by which the operating expenses, capital expenditures and debt service of the Partnership due and payable within the period in question exceed the cash amounts held by the Partnership or which are expected to be received by the Partnership within the period in question and which are or will be available for payment of such expenses and debt service.

(gg) "Net Gains from Capital Transactions" shall mean the net gains and income, if any, realized by the Partnership as a result of or upon any sale, exchange or other disposition of the capital assets of the Partnership (including assets described in Section 1231 of the Code) or as a result of or upon the damage or destruction of such capital assets.

(hh) "Net Losses from Capital Transactions" shall mean the net losses and deductions, if any, realized by the Partnership as a result of or upon any sale, exchange or other disposition of the capital assets of the Partnership (including assets described in Section 1231 of the Code) or as a result of or upon the damage or destruction of such capital assets.

(ii)     "New  Lithotripsy  System"  shall  mean,  collectively,   a  new  Storz
         Modulith(R) SLX-T transportable lithotripter and a new coach to transport such lithotripter.

     (jj) "Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(b) (1) of the Regulations.

     (kk) "Nonrecourse Liability" shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

     (ll) "Notice of Default" shall have the meaning set forth in Section 9.2(c) hereof.

     (mm) "Notice of Election" shall have the meaning set forth in Section 9.2(e) hereof.

     (nn) "Notice of Incompetency" shall have the meaning set forth in Section 9.2(d) hereof.

     (oo) "Notice of Insolvency" shall have the meaning set forth in Section 9.2(b) hereof.

     (pp) "Offering" shall mean the sale of Units pursuant to the Memorandum.

(qq) "Offering Expenses" shall mean all expenditures classified as syndication expenses pursuant to Section 1.709-2(b) of the Regulations. Offering Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Partnership's method of accounting if they were deductible expenses.

(rr) "Offering Termination Date" shall mean January ___, 2001, or such earlier date on which the maximum number of Units set forth in the Memorandum is sold or such later date to which such date may be extended in accordance with the Memorandum.

(ss) "Operations" shall mean all activities arising in the ordinary course of the Partnership's business not constituting a Major Capital Event or a Liquidating Event.

     (tt) "Option  Period"  shall  have the  meaning  set forth in  Section  9.2 hereof.

     (uu) "Partner Nonrecourse Debt" shall have the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

(vv) "Partner Nonrecourse Debt Minimum Gain" shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with
         Section 1.704-2(i)(3) of the Regulations.

     (ww) "Partner Nonrecourse Deductions" shall have the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

     (xx) "Partners" shall mean the General Partner and the Limited Partners. "Partner" shall mean any one of the Partners.

(yy) "Partnership" shall mean Texas Lithotripsy Limited Partnership VIII, as constituted from time to time.

(zz) "Partnership Assets" shall mean, collectively, all property and assets owned by the Partnership, whether real, personal or mixed or tangible or intangible.

     (aaa)"Partnership Accountant" shall have the meaning set forth in Section 9.2(f) hereof.

     (bbb)"Partnership Minimum Gain" shall have the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

(ccc) "Partnership Interest" shall mean a Partner's interest in the Profits, Losses, Net Gains from Capital Transactions, Net Losses from Capital Transactions, any other income, gains, losses, or deductions, tax credits, voting rights and distributions of the Partnership as may be affected by the provisions of this Agreement and as may hereafter be adjusted.

(ddd)    "Person"  shall  mean  an  individual,   partnership,   joint  venture,
         corporation, limited liability company, trust, estate or other entity or organization.

(eee) "Proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

(fff) "Profits" and "Losses" means, for each Fiscal Year, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                           (i) Any income of the Partnership that is exempt from
                  federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this Section 1.1(bf) shall be added to such taxable income or loss;

                           (ii) Any expenditures of the Partnership described in
                  Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b) (2)(iv)(f), and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.1(bf) shall be subtracted from such taxable income or loss;

                           (iii) In the event the Gross Asset Value of any Partnership Asset is adjusted pursuant to Section 1.1(v)(ii) or Section 1.1(v)(iii) hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                           (iv) Gain or loss resulting  from any  disposition of
                  Partnership Assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                           (v) In lieu of the  depreciation,  amortization,  and
                  other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with Section 1.1(o) hereof;

                           (vi) To the extent an  adjustment to the adjusted tax
                  basis of any Partnership Asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations
                  Section 1.704-1(b) (2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses;

                           (vii)  Notwithstanding  any other  provision  of this
                  Section 1.1(bf), any items which are specially allocated pursuant to Section 6.5 or Section 6.6 hereof shall not be taken into account in computing Profits or Losses.

                  The amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Sections 6.5 and 6.6 hereof shall be determined by applying rules analogous to those set forth in Sections 1.1(bf)(i) through 1.1(bf)(vi) above.

(ggg) "Regulations" shall mean the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     (hhh)"Regulatory  Allocations"  shall have the meaning set forth in Section
          6.6 hereof.

     (iii)"Retiring  Limited  Partner"  shall  have  the  meaning  set  forth in
          Section 9.2(f) hereof.

(jjj) "Sales Agency Agreement" shall mean that certain agreement by and between the Partnership and the Sales Agent with respect to the sale of Units.

     (kkk)"Sales Agent" shall mean MedTech Investments, Inc., a registered broker-dealer, member of the National Association of Securities Dealers, Inc. and an Affiliate of the General Partner.

     (lll) "Section" shall mean any section or subsection in this Agreement.

(mmm)                      "Service" shall mean the Internal Revenue Service.

     (nnn)"Service Area" shall mean the geographic area of Harris County, Texas and surrounding counties.

     (ooo)"Subscription   Agreement"  shall  mean  the  Subscription  Agreement,
          included in the Subscription Packet accompanying the Memorandum.

     (ppp)"Sunbelt" shall mean Sunbelt Lithotripsy Associates, Ltd., a Texas limited partnership.

(qqq)    "Sunbelt  Assets" shall mean,  collectively,  certain  tangible  assets owned and operated by Sunbelt and certain intangible property rights held by Sunbelt, including but not limited to, the Sunbelt Lithotripsy System and eight separate lithotripsy services agreements with hospitals, medical centers and ambulatory surgery centers in the Service Area.

(rrr) "Sunbelt Lithotripsy System" shall mean the Storz Modulith SLX mobile lithotripter and the related trailer.

(sss)                      "Tax Matters Partner" shall mean the General Partner.

(ttt) "Transfer" shall mean, as a noun, any voluntary or involuntary transfer, sale, conveyance, assignment, pledge, hypothecation, mortgage or other encumbrance or other disposition of all or any part of a Partnership Interest and, as a verb, to voluntarily or involuntarily transfer, sell, convey, assign, pledge, hypothecate, mortgage, encumber or otherwise dispose of all or any part of a Partnership Interest.

     (uuu)"Unit" shall mean a unit of limited partner partnership interest equal to a 1% Partnership Interest.

(vvv) "Unreturned Capital Contributions" shall mean, as to each Partner, the aggregate Capital Contributions made to the Partnership by such Partner reduced by the aggregate distributions to such Partner from the Partnership pursuant to Sections 6.2(a) and 6.4(a).

     (www)"Valuation Date" shall have the meaning set forth in Section 9.2(f) hereof.

     (xxx)"Voluntary Bankruptcy" shall have the meaning set forth in Section 1.1(g) hereof.

     2.2. Number and Gender. Whenever the context requires, references in this Agreement to the singular number shall include the plural, and the plural number shall include the singular, and words denoting gender shall include the masculine, feminine and neuter.

3                                                         ARTICLE

4                                                       CONTINUATION

     4.1. Continuation. The Partners hereby continue the Partnership as a limited partnership pursuant to the Act for the purposes hereinafter described.

     4.2. Name. The business of the Partnership shall be conducted under the name "Texas Lithotripsy Limited Partnership VIII".

     4.3. Principal Place of Business; Registered Office; Registered Agent. The principal place of business, the principal office and the registered office of the Partnership shall be at 1301 Capital of Texas Highway, Suite C-300, Austin, Texas 78746. The General Partner may change the principal place of business of the Partnership to any other place within the State of Texas upon ten (10) days written notice to the Limited Partners. The registered agent shall be the General Partner.

4.4.        Purposes.  The purposes of the Partnership shall be:
                           --------

     (a)  to acquire and own the Sunbelt Assets and the New Lithotripsy System;

     (b)  to operate the Lithotripsy Systems in the Service Area;

     (c)  to  manage,   maintain,   lease,  sell  or  otherwise  deal  with  the
          Partnership Assets;

     (d) to do any and all other acts and things necessary, incidental or convenient to carry on the Partnership business as contemplated under this Agreement; and

     (e) to engage in any lawful act or activity for which partnerships may be organized under the Act.

     4.5. Term. The  Partnership  shall continue  until  terminated  pursuant to
          Section 12.1.

5                                                         ARTICLE

                                                    CAPITAL CONTRIBUTIONS

6

6.1.        Initial Capital Contributions.


     (a) General Partner. At the time of executing this Agreement, the General Partner will make a Capital Contribution of cash in exchange for its Partnership Interest.

     (b) Limited Partners. At the time of executing this Agreement, each Limited Partner will make a Capital Contribution of cash in exchange for its Partnership Interest.

6.2 . Additional Capital Contributions. At the request of the General Partner each Partner shall be permitted to make, but shall not be personally liable to make, additional Capital Contributions ("Additional Capital Contributions") to the Partnership in an amount equal to such Partner's pro rata share, based on its respective Partnership Interest, of all Negative Cash Flow from Operations of the Partnership. A Partner's pro rata share shall be the product of the Additional Capital Contribution then due multiplied by such Partner's respective Partnership Interest. Such Partner's pro rata share shall be paid to the Partnership no later than the date specified by the General Partner.

6.3 . Capital Accounts. The Partnership shall establish and maintain a capital account ("Capital Account") for each Partner in accordance with Section 704(b) of the Code and Section 1.704-1(b)(2)(iv) of the Regulations. Except as
otherwise provided in this Agreement, the Capital Account balance of each Partner shall be credited (increased) by (i) the amount of cash contributed by such Partner to the capital of the Partnership, (ii) the fair market value of property contributed by such Partner to the capital of the Partnership (net of liabilities secured by such property that the Partnership assumes or takes subject to under Code Section 752), and (iii) such Partner's allocable share of Partnership income and gain (or items thereof) including income and gain exempt from federal taxation and income and gain attributable to adjustments to reflect book value pursuant to Regulations' Section 1.704-1(b)(2)(iv)(g), but excluding income and gain attributable to tax items which differ as a result of the revaluation of Partnership property as described in Regulations' Section 1.704-1(b)(4), and the Capital Account balance of each Partner shall be debited (decreased) by (i) the amount of cash distributed to such Partner, (ii) the fair market value of property distributed to such Partner (net of liabilities secured by such property which the Partner assumes or takes subject to under Code
Section 752), (iii) such Partner's allocable share of expenditures of the Partnership described in Code Section 705(a)(2)(B), and (iv) such Partner's allocable share of Partnership losses, depreciation and other deductions (or items thereof) including loss and deduction attributable to adjustments to reflect book value pursuant to Regulations' Section 1.704-1(b)(2)(iv)(g) but excluding expenditures described in (iii) above and loss or deduction attributable to tax items which differ as a result of the revaluation of Partnership property or excess percentage depletion as described in Regulations'
Section 1.704-1(b)(4)(i) and (ii). Notwithstanding the foregoing, a Partner's Capital Account shall not be adjusted to reflect gain or loss attributable to the disposition of property contributed by such Partner to the extent such Partner's Capital Account reflected such inherent gain or loss in the property on the date of its contribution to the Partnership.

     6.4. Failure to Make Additional Capital Contributions. In the event a Partner fails to contribute cash equal to his pro rata share of a requested Additional Capital Contribution, the General Partner may, at its election, do any one or more of the following:

(a) Contribute cash to the Partnership as an Additional Capital Contribution in an amount up to the difference between the total Additional Capital Contribution requested from all Partners and the aggregate of the Additional Capital Contributions actually contributed by the Partners;

     (b)  Loan funds to the Partnership as provided in Section 3.5; and/or

     (c) Cause the Partnership to offer to the other Partners (other than the non-contributing Partner) the right to contribute the amount which the non-contributing Partner elected not to contribute (and if more than one other Partner elects to contribute pursuant to this subclause (c), each such other Partner shall have the priority right to contribute that portion of the amount which the non-contributing Partner elected not to contribute which is equal to the ratio of such other Partner's Partnership Interest to the aggregate Partnership Interests owned by all such other Partners who elect to contribute pursuant to this subclause (c)).

(d) Upon the occurrence of an event described in subsection (a) and/or (c) above, the Partnership Interests of the Partners shall be redetermined, and each Partner's Partnership Interest shall thereafter be equal to a fraction, the numerator of which shall be equal to the aggregate Capital Contributions made by such Partner (or his assignor) and the denominator of which shall be equal to the aggregate Capital Contributions made by all Partners.

6.5 . Partner Loans. A Partner, or an Affiliate of a Partner, may, but is not obligated to, loan or cause to be loaned to the Partnership such additional sums as the General Partner deems appropriate or necessary for the conduct of the Partnership's business. Loans made by a Partner, or an Affiliate of a Partner, shall be upon such terms and for such maturities as the General Partner deems reasonable in view of all the facts and circumstances and the repayment of which may be designated in priority to distributions of Cash Flow. In no event shall a Partner be permitted to make a loan to the Partnership pursuant to this Section 3.5, in lieu of making an Additional Capital Contribution which it is permitted to make pursuant to Section 3.2.

     6.6. Other Matters Relating to Capital Contributions.

     (a) Loans by any Partner to the Partnership shall not be considered Capital Contributions.

(b) No Partner shall be required to make Capital Contributions except to the extent expressly provided by this Article III.

(c) No Partner shall be entitled to withdraw, or to obtain a return of, any part of its Capital Contribution, or to receive property or assets other than cash in return thereof, and no Partner shall be liable to any other Partner for a return of its Capital Contributions, except as provided in this Agreement.

(d)               No  Partner  shall be  entitled  to  priority  over any  other
                  Partner, either with respect to a return of its Capital Contributions, or to allocations of Profits, Losses, Net Gains from Capital Transactions, Net Losses from Capital Transactions or any other income, gains, losses or deductions, credits, or to distributions, except as provided in this Agreement.

     (e) No interest shall be paid on any Partner's Capital Contribution or Additional Capital Contribution.

6.7 . Deficit Capital Account Balances. Upon liquidation of the Partnership, no Partner with a deficit balance in its Capital Account shall have any obligation to restore such deficit balance, or to make any contribution to the capital of the Partnership, except to the extent such Partner is personally liable to make contributions to the capital of the Partnership pursuant to Article III of this Agreement.

7                                                     ARTICLE

                    RIGHTS AND POWERS OF THE GENERAL PARTNER

8

8.1 . Duties of General Partner. The General Partner shall be solely responsible for the operation and management of the business of the Partnership, and, except as otherwise expressly provided in this Agreement, shall possess all rights and powers generally conferred by applicable law or otherwise deemed by the General Partner as necessary, advisable or consistent in connection therewith.

8.2 . Illustrative Rights and Powers. In addition to any other rights and powers which it may possess by law, the General Partner shall have all the specific rights, powers and authorities required or appropriate to the operation and management of the business of the Partnership which, by way of illustration, but not by way of limitation, shall include the right and power:

                                    (a) To acquire  other assets  related to the
                  provision of lithotripsy services (collectively, the "Additional Assets"), at such times and at such price and upon such terms, as the General Partner deems to be in the best interest of the Partnership;

                           (b) To purchase, hold, manage and dispose of Partnership Assets, including the purchase, exchange, trade or sale of the Partnerships' assets at such price, or amount, for cash, securities or other property and upon such terms, as the General Partner deems to be in the best interest of the Partnership;

     (c)  To  determine  the  travel   itinerary  and  site  locations  for  the
Lithotripter Systems;

                           (d) To  borrow  money  for  any  Partnership  purpose
                  (including the acquisition of the Additional Assets) and, if security is required therefor, to subject to any security device any portion of the property of the Partnership, to obtain replacements of any other security device, to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any encumbrance or other security device;

                           (e)  To  deposit,   withdraw,   invest,  pay,  retain
                  (including the establishment of reserves in order to acquire the Additional Assets) and distribute the Partnership's funds in any manner consistent with the provisions of this Agreement;

     (f) To institute and defend actions at law or in equity;

                           (g) To enter into and carry out contracts and agreements and any or all documents and instruments and to do any and all such other things as may be in furtherance of Partnership purposes or necessary or appropriate to the conduct of the Partnership activities;

     (h) To execute, acknowledge and deliver any and all instruments which may be deemed necessary or convenient to effect the Partnership's business;

     (i) to acquire the Sunbelt Assets and the New Lithotripsy System;

     (j) to perform any and all acts necessary or appropriate in connection with the business of the Partnership, including, without limitation, commencing, defending and settling litigation;

     (k) to take and hold all Partnership Assets in the name of the Partnership;

                           (l) to  negotiate,  execute  and  deliver  contracts,
                  deeds, notes, leases, subleases, mortgages, bills of sale, financing statements, security agreements and any and all other instruments necessary or incidental to the conduct of the business of the Partnership, and to amend or modify any such instruments;

                           (m) to coordinate all accounting and clerical functions of the Partnership and to employ such accountants, lawyers, managers, agents and other management or service personnel as may from time to time be required to carry on the business of the Partnership; and

                           (n) if a Transfer  has  occurred in  accordance  with
                  this Agreement, to admit such transferee to the Partnership and to amend this Agreement to reflect such admission.

8.3 . Payment of Costs and Expenses. The Partnership shall be responsible for paying all costs and expenses of forming and continuing the Partnership, owning, operating and holding the Partnership Assets, and conducting the business of the Partnership, including, without limitation, costs of utilities, costs of furniture, fixtures, equipment and supplies, insurance premiums, property taxes, advertising expenses, accounting costs, legal expenses and office supplies. If any such costs and expenses are or have been paid by the General Partner, or any of its Affiliates, on behalf of the Partnership, then such General Partner (or its Affiliates) shall be entitled to be reimbursed for such payment so long as such cost or expense was reasonably necessary and was reasonable in amount. Any reimbursement pursuant to this Section shall not be treated as compensation to the General Partner.

8.4 . Exercise of Rights and Powers. The General Partner shall endeavor to operate and manage the business of the Partnership to the best of its ability, in a careful and prudent manner and in accordance with good industry practice. The authority of the General Partner to take any action required or permitted under the provisions of this Agreement shall in all respects be exercised in its sole and absolute discretion, and the General Partner shall be required to devote only such time to the performance of its duties and obligations hereunder as it shall, in its sole and absolute discretion, determine to be necessary or advisable. The General Partner shall be entitled to deal with its Affiliates in the performance of its duties and obligations under this Agreement, so long as the material terms and conditions of such dealings are not substantially different from the prevailing market terms, conditions and prices available from non-Affiliated third parties.

8.5 . Management Fee. As compensation for its services rendered to or on behalf of the Partnership, the General Partner shall be entitled to payment of the Management Fee in accordance with the terms and conditions of the Management Agreement.

8.6 . Liability. The General Partner shall endeavor to perform its duties under this Agreement with ordinary prudence and in a manner reasonable under the circumstances. The General Partner shall not be liable to the Partnership or the Limited Partners for any loss or liability caused by any act, or by the failure to do any act, unless such loss or liability arises from the General Partner's intentional misconduct, gross negligence or fraud. In no event shall the General Partner be liable by reason of a mistake in judgment made in good faith, or action or lack of action based on the advice of legal counsel. Further, the General Partner shall in no event be liable for its failure to take any action unless it is specifically directed to take such action under the terms of this Agreement.

8.7 . Indemnification. Upon the determination as set forth in Section 11.06 of the Act that such indemnification is permissible under Section 11.02 of the Act, the Partnership (but not the Limited Partners) hereby indemnifies and holds harmless any Person who is or was a General Partner (and its Affiliates) against any and all losses, costs, expenses (including reasonable attorneys' fees), penalties, taxes, fines, settlements, damages and judgments resulting from the fact the General Partner was or is threatened to be named a defendant or respondent in a Proceeding because such Person was or is a General Partner in the Partnership, EVEN IF SUCH LOSSES, COSTS, EXPENSES ETC. WERE THE RESULT OF THE GENERAL PARTNER'S OWN NEGLIGENCE. This indemnification shall only be effective if the General Partner (i) acted in good faith, (ii) reasonably believed that in instances that the General Partner was acting in its official capacity that its conduct was in the Partnership's best interest and in all other instances that the General Partner's conduct was not opposed to the Partnership's best interests, and (iii) in a criminal proceeding, had no cause to believe its conduct was unlawful; provided, however, this indemnification shall in no event be applicable to a Proceeding in which the General Partner has been found to be liable for intentional misconduct, gross negligence or fraud in the performance of the General Partner's duty to the Partnership or the Limited Partners.

8.8      .        Removal of the General Partner.
                  ------------------------------

(a) Upon unanimous written consent of all of the Limited Partners, the General Partner may be removed upon (but only upon) delivery of written notice to the General Partner of the occurrence of any of the following events:

     (i) Any act of the General Partner, or its Affiliates, in contravention of the terms or intent of any provision contained in this Agreement;

(ii)                       The Bankruptcy or insolvency of the General Partner;

(iii) Entry of a final judgment by a court of competent jurisdiction to the effect that the General Partner was guilty of intentional misconduct, gross negligence or fraud in connection with any duty or obligation hereunder;

     (iv) The application or appropriation of Partnership Assets in a manner contrary to that which is permitted under this Agreement;

(v) The appointment of a receiver for all or substantially all of the assets of the General Partner and the failure to have such receiver discharged within thirty (60) days of such appointment; or

     (vi) The bringing of any legal action against the General Partner by a creditor of the General Partner, or an Affiliate of the General Partner, resulting in the attachment, garnishment or sequestration of any portion of the General Partner's Partnership Interest and the failure of the General Partner to have such attachment, garnishment or sequestration discharged within thirty (30) days of such event.

                  The General Partner shall be deemed removed upon delivery to it of notice of its removal. Upon the removal of the General Partner, the General Partner shall retain its Partnership
                  Interest as a Limited Partner with all the rights and duties pertaining thereto.

(b) Upon the removal of the General Partner as described in subsection (a) above, a new General Partner shall be elected by a vote of a Majority in Interest of the Limited Partners and shall be admitted to the Partnership as a General Partner.

     8.9. Tax Matters Partner.


     (a) The General Partner is hereby designated as the "tax matters partner" of the Partnership (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. The Limited Partners agree to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings. In addition, each Limited Partner agrees that: (i) it will not file a statement under section 6224(c)(3)(B) of the Code prohibiting the tax matters partner from entering into a settlement on its behalf with respect to Partnership items; (ii) it will not form or become a member of a group of Partners having a 5% or greater interest in the profits of the Partnership under section 6223(b)(2) of the Code; and (iii) the General Partner is authorized to file a copy of this Agreement with the Service pursuant to section 6224(b) of the Code if necessary to perfect such Partner's waiver of rights hereunder.

     (b) As the Tax Matters Partner, the General Partner will give notice to all Partners, within 30 days (in advance, unless impossible), of:

     (i) the receipt by the Partnership of notification from the Service of its intent to conduct an audit of the Partnership;

     (ii) the receipt of final Partnership administrative adjustments pursuant to section 6223 of the Code;

     (iii)any settlement by the General Partner with the Service or any settlement by any other Partner with the Service of which the General Partner received notice;

     (iv) notice of the Partnership's filing of a petition for judicial review of any final Partnership administrative adjustment or an appeal of a judicial decision;

     (v) notice of the Partnership's decision not to file a petition for judicial review of any final Partnership administrative adjustment; and

     (vi) any other information required by section 6223(g) of the Code.

     (c) Subject to the limitations set forth in this Agreement, the General Partner is authorized to:

(i) enter into a settlement agreement with the Service with respect to any tax audit or judicial review, in which agreement the General Partner may expressly state that the agreement will bind all Partners;

     (ii) file a petition for judicial review of a final administrative adjustment pursuant to section 6226 of the Code;

     (iii)intervene in any action brought by any other Partner for judicial review of a final administrative adjustment;

(iv) file a request for an administrative adjustment with the Service at any time and, if any part of the request is not allowed by the Service, to file a petition for judicial review with respect to the request; and

(v) take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

(d) The Partnership shall reimburse the General Partner for all expenses incurred by it in connection with any administrative or judicial proceeding with respect to the tax liabilities of the Partners.

9                                                     ARTICLE

10                                             LIMITED PARTNER MATTERS

10.1 . Limitation of Liability. No Limited Partner shall be bound by, or personally liable for, obligations or liabilities of the Partnership beyond the amount of its required contributions to the capital of the Partnership, and no Limited Partner shall be required to contribute any capital to the Partnership in excess of the contributions for which it is personally liable for under Article III.

10.2 . Management. No Limited Partner shall participate in the operation or management of the business of the Partnership, or transact any business for or in the name of the Partnership, nor shall any Limited Partner have any right or power to sign for or bind the Partnership in any manner. The right of a Limited Partner to consent to and approve of certain matters under the provisions of this Agreement shall not be deemed a participation in the operation and management of the business of the Partnership, or the exercise of control over the Partnership's affairs.

10.3 . Consents. Any action requiring the consent or approval of the Limited Partners under the provisions of this Agreement shall be taken only if the consent or approval of the requisite number of Limited Partners is evidenced by a written instrument executed by such Limited Partners.

10.4     .        Power of Attorney.
                  -----------------

(a) Each Limited Partner hereby irrevocably severally appoints and constitutes the General Partner, its successors and assigns hereunder as its true and lawful attorney-in-fact, with full power and authority, on its behalf and in its name, to execute, acknowledge, swear to, deliver and, where appropriate, file in such offices and places as may be required by law:

     (i) the Certificate, and any amendment thereto authorized under this Agreement; and

     (ii) any amendment to this Agreement upon compliance with this Agreement.

(b) The power of attorney granted by a Limited Partner to the General Partner under paragraph (a) above is a special power coupled with an interest and is irrevocable, and may be exercised by any Person who at the time of exercise is the General Partner. Such power of attorney shall survive the death or legal disability of a Limited Partner and any Transfer or abandonment of its Partnership Interest, or its withdrawal from the Partnership.

     10.5.Death, Bankruptcy, Etc. In no event shall the death, incompetency, Bankruptcy, insolvency or other incapacity of a Limited Partner operate to dissolve the Partnership.

10.6 . Outside Activities. A Limited Partner (which is not an Affiliate of the General Partner) shall not directly or indirectly own a lithotripter (or any other type of equipment used for treating renal stones and/or urinary tract stones). Prohibited indirect ownership of a lithotripter shall include the ownership of any interest in a business venture (through stock ownership, partnership interest ownership, or as otherwise determined in the sole discretion of the General Partner) involving the ownership, purchase, use or operation of a lithotripter (or similar equipment used for treating renal stones and/or urinary tract stones), unless the General Partner determines in its sole and absolute discretion that such activity by the Limited Partner is not detrimental to the best interests of the Partnership. The Partnership's sole remedy for a Limited Partner's breach of this Section 5.6 shall be the purchase rights provided in Section 9.1(c).

11                                                    ARTICLE

12                                          ALLOCATIONS AND DISTRIBUTIONS

12.1     .        Allocation of Profits and Losses.
                  --------------------------------

(a) Profits and Losses for each Fiscal Year shall be determined for financial accounting purposes in accordance with the method of accounting used for federal income tax purposes and the books and records of the Partnership. Except as provided in Sections 6.3, 6.5, 6.6, 6.7 and 6.11(b), Profits and Losses shall be allocated to the Partners pro rata in accordance with their Partnership Interests.

(b) Notwithstanding anything to the contrary in Section 6.1(a), any item of net loss or deduction that is attributable to a Partner Nonrecourse Debt must be allocated to the Partner that bears the economic risk of loss for such debt as determined under Code Sections 704 and 752 and the Regulations thereunder. If more than one Partner bears the economic risk of loss for a Partner Nonrecourse Debt, any net loss attributable to such debt must be allocated among such Partners in accordance with the ratios in which the Partners share the economic risk of loss for such Partner Nonrecourse Debt.

(c) The Losses allocated pursuant to Section 6.1(a) hereof shall not exceed the maximum amount of Losses that can be so allocated without causing any Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Partners would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 6.1(a), the limitation set forth in this Section 6.1(c) shall be applied on a Partner by Partner basis so as to allocate the maximum permissible Losses to each Partner under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

12.2 . Distributions of Cash Flow from Operations. The General Partner shall, in its sole discretion and to the extent sufficient funds are available, distribute Cash Flow from Operations from time to time, but at least annually. Notwithstanding the frequency or amounts of distributions, Cash Flow shall be distributed as follows:

(a) First, to the Partners pro rata in accordance with their respective Unreturned Capital Contributions in such amount, and until such time, as each Partner's Unreturned Capital Contributions have been reduced to zero; and

(b) Thereafter, to the Partners pro rata in accordance with their Partnership Interests.

12.3 . Allocation of Net Gains from Capital Transactions and Net Losses from Capital Transactions. Except as otherwise provided in Sections 6.5, 6.6, 6.7 and 6.11(b), Net Gains from Capital Transactions and Net Losses from Capital Transactions recognized by the Partnership in accordance with the method of accounting and the books and records of the Partnership as in effect from time to time upon the occurrence of a Capital Transaction shall be allocated to the Partners, prior to any distributions of Cash Flow attributable thereto, as set forth below.

(a)  Net Gains from Capital Transactions shall be allocated as follows:

(i) First, to the Partners with deficit Capital Account balances pro rata in accordance with such deficit balances in an amount to each such Partner until such Partner's deficit balance has been reduced to zero;

(ii) Next, to the Partners in the proportion of the difference between their Unreturned Capital Contributions less their Capital Account balance until the credit balance of each Partner's Capital Account, if any, is equal to such Partner's Unreturned Capital Contributions;

(iii) Next, to the Partners in such amounts as necessary to cause their Capital Account balances, in excess of their Unreturned Capital Contributions, to be in the ratio of their Partnership Interests; and

(iv) Thereafter, to the Partners in accordance with their Partnership Interests.

(b)  Net Losses from Capital Transactions shall be allocated as follows:

(i) First, to the Partners with a positive balance in their Capital Accounts in excess of their Unreturned Capital Contributions, in the ratio of such excess positive balances, in such amounts necessary to reduce each such Partner's positive Capital Account balance to an amount equal to its Unreturned Capital Contributions;

(ii) Next, to the Partners with positive balances in their Capital Accounts pro rata in the ratio of such positive balances, in amounts equal to such positive balances; and

(iii)                      Thereafter, to the General Partner.

12.4 . Distributions of Cash Flow from a Major Capital Event. Cash Flow arising from a Major Capital Event shall be distributed within 60 days of such event as follows:

(a) First, to the Partners pro rata in accordance with their respective Unreturned Capital Contributions in such amount, and until such time, as each Partner's Unreturned Capital Contributions have been reduced to zero; and

(b) Thereafter, to the Partners pro rata in accordance with their Partnership Interests.

12.5 . Special Allocations. The following special allocations shall be made in the following order:

(a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 6, if there is a net decrease in Partnership Minimum Gain during any Partnership Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 6.5(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b) Partner Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 6.5, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Fiscal Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.7042(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Person's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This
     Section 6.5(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i) (4) of the Regulations and shall be interpreted consistently therewith.

(c) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), Regulations Section 1.704-1(b)(2)(ii)(d)(5), or
     Regulations Section 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 6.5(c) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this
     Section 6 have been tentatively made as if this Section 6.5(c) were not in the Agreement.

(d) Gross Income Allocation. In the event any Partner has an Adjusted Capital Account Deficit at the end of any Fiscal Year, each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.5(d) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Section 6 have been tentatively made as if this Section 6.5(d) and Section 6.5(c) hereof were not in the Agreement.

(e) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(f) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code
     Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b) (2)(iv)(m)(4), to
     be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of his interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partners to whom such distribution was made in the event that Regulations Section 1.7041(b)(2)(iv)(m)(4) applies.

(g) Offering Expenses. Offering Expenses for any Fiscal Year shall be specially allocated to the Partners in proportion to their Partnership Interests, provided that, if additional Partners are admitted to the Partnership on different dates, all Offering Expenses shall be divided among the Partners from time to time so that, to the extent possible, the cumulative Offering Expenses allocated with respect to each Partnership Interest at any time is the same amount. In the event the General Partner shall determine that such result is not likely to be achieved through future allocations of Offering Expenses, the General Partner may allocate other items of income, gain, deduction, or loss so as to achieve the same effect on the Capital Accounts of the Partners.

12.6 . Curative Allocations. The allocations set forth in Sections 6.1(c), 6.5(a), 6.5(b), 6.5(c), 6.5(d), 6.5(e), and 6.5(f) hereof (the
         "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 6.6. Therefore, notwithstanding any other provision of this Section 6 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the
         Regulatory   Allocations  were  not  part  of  the  Agreement  and  all
         Partnership items were allocated pursuant to Sections 6.1(a) and 6.5(g). In exercising its discretion under this Section 6.6, the General Partner shall take into account future Regulatory Allocations under Sections 6.5(a) and 6.5(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 6.5(f).

12.7 . Section 704(b) Limitation. Notwithstanding any other provision of this Agreement to the contrary, no allocation of any item of income or loss shall be made to a Partner if such allocation would not have "economic effect" pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii) or otherwise be in accordance with its interest in the Partnership within the meaning of Treasury Regulation Sections 1.704-1(b)(3) and 1.704-2. To the extent an allocation cannot be made to a Partner due to the application of this Section 6.7, such allocation shall be made to the other Partners entitled or required to receive such allocation hereunder.

12.8              .        Distributions Upon Liquidation of Partnership.
                           ---------------------------------------------

(a) Upon liquidation of the Partnership the assets of the Partnership shall be distributed no later than the later of 90 days after the date of such liquidation or the end of the Partnership's taxable year in which the liquidation occurs and shall be applied in the following order of priority:

(i) To the payment of debts and liabilities of the Partnership (including amounts owed to Partners or former Partners) and expense of liquidation;

(ii) Unless inconsistent with Treasury Regulation Section 1.704-1(b)(2)(ii)(b), or any successor provision, to set up any reserves which the General Partner deems reasonably necessary for contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the business of the Partnership; and

(iii) After all Capital Account adjustments for the Partnership's taxable year in which the liquidation occurs (including without limitation adjustments required under Treasury Regulation Section 1.704-1(b)(2)(iv)(e), relating to distributions in kind), to the Partners in accordance with each Partner's positive Capital Account balance.

12.9 . Liquidation of Partner's Partnership Interest. Except as may otherwise be required in this Agreement, if a Partner's Partnership Interest is to be liquidated, liquidating distributions shall be made in accordance with the positive Capital Account balance of such Partner, as determined after taking into account all Capital Account adjustments for the Partnership's taxable year during which such liquidation occurs, by the end of the taxable year, or if later, within ninety (90) days after the date of such liquidation. If a Partner's Partnership Interest is to be liquidated, it has a negative Capital Account balance and it is obligated to restore some or all of its negative Capital Account upon liquidation of the Partnership pursuant to Section 3.7, then such Partner shall, by the end of the taxable year or, if earlier, within ninety (90) days of the date of such liquidation, contribute cash to the Partnership in an amount equal to its negative Capital Account or such lesser amount as provided in
         Section 3.7. Where a Partner's Partnership Interest is to be liquidated by a series of distributions, such Partner's Partnership Interest shall not be considered liquidated until the final distribution has been made. For purposes of this Section 6.9, a liquidation of a Partner's Partnership Interest means the termination of the Partner's entire Partnership Interest by means of a distribution or series of distributions to the Partner by the Partnership.

12.10             .        In-Kind Distributions.
                           ---------------------

(a) Prior to a distribution of property (other than cash and other than in complete liquidation of the Partnership or a Partner's Partnership Interest), the Capital Accounts of the Partners shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not previously been reflected in the Capital Accounts), would be allocated among the Partners if there were a taxable disposition of the property on the date of distribution.

(b) If the distribution of property (other than cash) is to a Partner in complete liquidation of the Partner's Partnership Interest or in liquidation of the Partnership, prior to such distribution, the Capital Accounts of all the Partners shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in all the Partnership's property (that has not previously been reflected in the Capital Accounts) would be allocated among the Partners if there was a taxable disposition of all such property on the date of the liquidating distribution.

(c) If any assets of the Partnership are distributed to the Partners in kind, the Partners shall own and hold the same as tenants in common.

12.11             .        Additional Tax Allocation Provisions.
                           ------------------------------------

(a) For income tax purposes, allocations of income and loss (and items thereof) shall be made in accordance with the foregoing allocations of income, gain and loss for financial purposes.

(b) Notwithstanding anything to the contrary contained herein, items of income, gain, loss and deduction with respect to property, other than cash, contributed to the Partnership by a Partner or with respect to an adjustment to the Partners' Capital Accounts to reflect a revaluation of the Partnership Assets, shall be allocated among the Partners so as to take into account the variation between the basis of the property to the Partnership and its fair market value at the time of contribution or, in the case of a revaluation of the Partnership Assets, the variation between the basis of the Partnership Assets to the Partnership and its fair market value as of the date of revaluation, as provided in Section 704(c) of the Code and Regulations thereunder and Treasury Regulations Section 1.704-1(b)(2)(iv)(g).

(c) As between a Partner who has transferred all or part of its Partnership Interest and its transferee, all items of income, gain, deduction and loss, for any year shall be apportioned on the basis of the number of days in each such year that each was the holder of such Partnership Interest (making any adjustments necessary to comply with the provisions of Section 706(d)(2) of the Code), without regard to the results of the Partnership's operations during the period before and after the date of such transfer, provided that if both the transferor and transferee consent thereto a special closing of the books shall be had as of the effective date of such transfer and the apportionment of items of income and gain, and deduction and loss, shall be made on the basis of actual operating results. Notwithstanding the above, gain or loss resulting from a Major Capital Event or a Liquidating Event shall be allocated only to those persons who are Partners as of the date on which such transaction is consummated.

13                                                        ARTICLE

14                                                     FISCAL MATTERS

14.1 . Books and Records. The General Partner shall keep, or cause to be kept, at the expense of the Partnership, full and accurate books and records of all transactions of the Partnership in accordance with accepted accounting principles, consistently applied. Among such books and records the General Partner shall keep:

(a)                        A current list of the following items:

(i) the name and mailing address of each Partner, separately identifying in alphabetical order the General Partner and the Limited Partners;

(ii) the last known street address of the business or residence of each General Partner;

(iii)                      the Partnership Interest of each Partner; and

(b) Copies of the Partnership's federal, state and local tax returns for each of the Partnership's six most recent tax years;

(c) A copy of this Agreement, the Certificate, all amendments and restatements, executed copies of any powers of attorney under which this Agreement, the Certificate and any and all amendments or restatements thereto have been executed. All of such books and records shall, at all times, be maintained at the principal place of business of the Partnership and the Limited Partners and their agents and attorneys shall have the right to inspect and copy any of them, at their own expense, during normal business hours.

14.2 . Reports and Statements. Within ninety (90) days after the end of each Year of the Partnership, the General Partner shall send to each person who was a Limited Partner at any time during such year such tax information, including without limitation, federal tax Schedule K-1, as shall be reasonably necessary for the preparation by such person of his federal income tax return.

14.3 . Audit. A Majority in Interest of the Limited Partners may require an audit of the books and records of the Partnership to be conducted at any time (but not more frequently than once each calendar year). Any such audit so required shall be conducted by auditors selected by a Majority in Interest of the Limited Partners at the expense of the Partnership.

14.4 . Tax Returns. The General Partner shall cause to be prepared and delivered to the Partners on or before seventy-five days following the end of each Fiscal Year, at the expense of the Partnership, all federal and any required state and local income tax returns for the Partnership for the preceding Fiscal Year. If the Partnership's income tax returns are audited, the General Partner shall retain, at the expense of the Partnership, lawyers, accountants and other professionals to participate in such audit in order to contest assertions by the auditing agent that may be materially adverse to the Partners.

14.5 . Bank Accounts. The General Partner, in the name of the Partnership, shall open and maintain a special bank account or accounts in a bank or savings and loan association, the deposits of which are insured by an agency of the United States government, in which shall be deposited all funds of the Partnership. There shall be no commingling of the Partnership Assets with the property and assets of any other Person.

14.6 . Tax Elections. The General Partner shall determine all federal income tax elections available to the Partnership.

                                   15 ARTICLE

                   TRANSFERS OF GENERAL PARTNERSHIP INTEREST;

                      16 ADMISSION OF SUBSTITUTE PARTNERS

16.1              .        Restriction on Transfers by the General Partner.
                           -----------------------------------------------

(a)               All  or  part  of  a  general  Partnership   Interest  may  be
                  Transferred by the General Partner only with the prior written approval of a Majority in Interest of the Limited Partners.

(b) The General Partner shall have the right and power, at any time and from time to time without the consent of any other Partner, to Transfer limited Partnership Interests.

16.2                       Admission of General Partner.
                           ----------------------------

                  A transferee of all or part of a general Partnership Interest may be admitted to the Partnership as a general partner only upon providing to the General Partner all of the following:

(a) The written approval of the General Partner and a Majority in Interest of the Limited Partners, which approval may be granted or denied in the sole discretion of the Partners;

(b) such financial statements, guarantee or other assurance as the General Partner may require with regard to the ability of the proposed general partner to fulfill the financial obligations of a general partner hereunder;

(c) acceptance, in form satisfactory to the General Partner, of all the terms and provisions of this Agreement and any other documents required in connection with the operation of the Partnership pursuant to the terms of this Agreement;

(d) a certified copy of a resolution of its Board of Directors (if it is a corporation) authorizing it to become a general partner under the terms and conditions of this Agreement;

(e) such other documents or instruments as may be required in order to effect its admission as a general partner; and

(f) payment of such reasonable expenses as may be incurred in connection with its admission as a general partner.


16.3              .        Restrictions on Transfers by Limited Partners.
                           ---------------------------------------------

(a) All or part of a Partnership Interest may be transferred by a Limited Partner only with the prior written approval of the General Partner and a Majority in Interest of the Limited Partners, which approval may be granted or denied in the sole discretion of the Partners. In no event may a Partnership Interest be transferred if such Transfer would result in a termination of the Partnership under Code Section 708, nor may a Partnership Interest be transferred to a "tax-exempt entity" (as defined in Code Section 168(h)) which would effect the method or manner in which the Partnership may depreciate Partnership Assets.

(b) A transfer of a Partnership Interest may be made only if, prior to the date thereof, the Partnership receives an opinion of counsel, satisfactory in form and substance to the General Partner, that neither the offering nor the proposed transfer will violate any Federal or applicable state securities law or regulations, will prevent the Partnership from being entitled to use any method of depreciation which the Partnership might otherwise be entitled to use, or will adversely affect the status of the Partnership as a partnership for Federal income tax purposes.

16.4 Admission of Limited Partners. A transferee of a Limited Partner's Partnership Interest may be admitted to the Partnership as a Limited Partner only upon furnishing to the General Partner all of the following:

(a) the written approval of the General Partner and a Majority in Interest of the Limited Partners, which approval may be granted or denied in the sole discretion of the Partners;

(b) acceptance, in a form satisfactory to the General Partner, of all the terms and conditions of this Agreement and any other documents required in connection with the operation of the Partnership pursuant to the terms of this Agreement;

(c) such other documents or instruments as may be required in order to effect his admission as a Limited Partner; and

(d) payment of such reasonable expenses as may be incurred in connection with his admission as a Limited Partner.

         Provided, however, the General Partner shall have the right to admit Persons as Limited Partners in the event of a Dilution Offering pursuant to Article X.

16.5 . Cost of Transfers. The transferor and, if it fails or refuses to do so, then the transferee, of any Partnership Interest shall reimburse the Partnership for all costs incurred by the Partnership resulting from any Transfer.

16.6 . Effect of Attempted Disposition in Violation of this Agreement. Any attempted Transfer of any Partnership Interest in breach of this Agreement shall be null and void and of no effect whatsoever.

16.7 Rights of Transferee. Unless admitted to the Partnership in accordance with Section 8.3 or Section 8.5, the transferee of a Partnership Interest or a part thereof shall not be entitled to any of the rights, powers, or privileges of his predecessor in interest, except that he shall be entitled to receive and be credited or debited with his proportionate share of Partnership income, gains, profits, losses, deductions, credits or distributions.

16.8 Amendment of Certificate of Limited Partnership and Qualification.


                  The General Partner shall take all steps necessary and appropriate to prepare and record any amendments to the Certificate, as may be necessary or appropriate from time to time to comply with the requirements of the Act, including, without limitation, upon the admission to the Partnership of any general partner pursuant to the provisions of Section 8.3, and may for this purpose exercise the power of attorney delivered to the General Partner pursuant to Section 8.3,
         Section 8.5 or Section 5.4. In addition, the General Partner shall take all steps necessary and appropriate to prepare and record any and all documents necessary to qualify the Partnership to do business in jurisdictions where the Partnership is doing business, and may for this purpose exercise the power of attorney delivered to the General Partner pursuant to Section 8.3, Section 8.5 or Section 5.4.

                                   17 ARTICLE

                   PURCHASE AND SALE OF A PARTNERSHIP INTEREST

18

18.1 . Optional Purchase of Partnership Interest from Limited Partners upon Certain Events.


(a) Death. Upon the death of a Limited Partner, the deceased Limited Partner's executor, administrator, or other legal or personal representative shall give written notice of that fact to the Partnership. The Partnership shall have the option to purchase at the Closing (as defined below) the Partnership Interest of the deceased Limited Partner (whose executor, administrator or other legal or personal representative shall then become obligated to sell such Partnership Interest) at the price determined in the manner provided in Section 9.1(f) of this Agreement and on the terms and conditions provided in Section 9.2 of this Agreement. The Partnership shall have a period of thirty (30) days following the date of notice of the death of the Limited Partner (the "Option Period") within which to notify in writing the deceased Limited Partner's executor, administrator or other legal or personal representative, whether the Partnership wishes to purchase all or a portion of the Partnership Interest of the deceased Limited Partner. If the Partnership does not elect to purchase all of the Partnership Interest of the deceased Limited Partner before the expiration of the Option Period and in the manner provided herein, the portion of the Partnership Interest not purchased shall be held by the deceased Limited Partner's executor, administrator or other legal representative pursuant to the terms of this Agreement. The Partnership, in its sole discretion, may elect to assign its rights to purchase the Partnership Interest of a deceased Limited Partner under this Section 9.1(a) to the General Partner and, in such case, the General Partner shall have the same rights as provided for the Partnership under this Section 9.1(a).

(b) Bankruptcy, Insolvency or Assignment for Benefit of Creditors of a Limited Partner. In the event that an involuntary or voluntary proceeding under the Federal Bankruptcy Code, as amended, is filed for or against any Limited Partner, or if any Limited Partner shall make an assignment for the benefit of his creditors, or if any Limited Partner has a receiver or custodian appointed for his assets, or any Limited Partner generally fails to pay his debts when due, the insolvent Limited Partner shall give written notice (the "Notice of Insolvency") to the Partnership of the commencement of any such proceeding or the occurrence of such event within five days of the first notice to him of such commencement or occurrence of such event. The Partnership shall have the option to purchase at the Closing (as defined below) the Partnership Interest of the insolvent Limited Partner (which the insolvent Limited Partner or his trustee, custodian, receiver or other personal or legal representative, as the case may be, shall then become obligated to sell) at the price determined in the manner provided in
     Section 9.1(f) of this Agreement and on the terms and conditions provided in Section 9.2 of this Agreement. The Partnership shall have a period of thirty (30) days following the date of the Notice of Insolvency (the "Option Period") within which to notify in writing the insolvent Limited Partner or his trustee, custodian, receiver, or other legal or personal representative, whether the Partnership wishes to purchase all or a portion of the Partnership Interest of the insolvent Limited Partner. If the Partnership does not elect to purchase all of the Partnership Interest of the insolvent Limited Partner before the expiration of the Option Period and in the manner provided herein, the portion of the Partnership Interest not purchased shall be held by the insolvent Limited Partner, his trustee, custodian, receiver or other legal or personal representative pursuant to the terms of this Agreement. The Partnership, in its sole discretion, may elect to assign its rights to purchase the Partnership Interest of an insolvent Limited Partner under this Section 9.1(b) to the General Partner and, in such case, the General Partner shall have the same rights as provided for the Partnership under this Section 9.1(b).

(c) Breach of Section 5.6. In the event the Partnership receives notice of a breach of Section 5.6 by or with respect to a Limited Partner (the "Defaulting Limited Partner"), the Partnership may elect, in its sole discretion, to treat such event as a default under this Agreement and enforce the provisions of this Section 9.1(c). If the Partnership elects to enforce the provisions of this Section 9.1(c), the Partnership shall give written notice of such election (the "Notice of Default") to the Defaulting Limited Partner. The Partnership shall have the option to purchase at the Closing (as defined below) the Partnership Interest of the Limited Partner (which the Limited Partner shall then become obligated to sell) at the price determined in the manner provided in Section 9.1(f) of this Agreement and on the terms and conditions provided in Section 9.2 of this Agreement. The Partnership shall have a period of thirty (30) days following the date it sends the Notice of Default (the "Option Period") within which to notify in writing the Defaulting Limited Partner, whether the Partnership wishes to purchase all or a portion of the Partnership Interest of the Defaulting Limited Partner. If the Partnership does not elect to purchase all of the Partnership Interest of the Defaulting Limited Partner before the expiration of the Option Period and in the manner provided herein, the portion of the Partnership Interest not purchased shall be held by the Defaulting Limited Partner pursuant to the terms of this Agreement. The Partnership, in its sole discretion, may elect to assign its rights to purchase the Partnership Interest of a Defaulting Limited Partner under this Section 9.1(c) to the General Partner and, in such case, the General Partner shall have the same rights as provided for the Partnership under this Section 9.1(c).

(d) Incompetency. If any Limited Partner shall be adjudicated incompetent in an appropriate judicial proceeding, the legal or personal representative of the incompetent Limited Partner shall give written notice to the Partnership of the occurrence of such event (the "Notice of Incompetency"). The Partnership shall have the option to purchase at the Closing (as defined below) the Partnership Interest of the Limited Partner adjudicated incompetent (which the Limited Partner shall then become obligated to sell), at the price determined in the manner provided in Section 9.1(c) of this Agreement and on the terms and conditions provided in Section 9.2 of this Agreement. The Partnership shall have a period of thirty (30) days following the date of the Notice of Incompetency (the "Option Period") within which to notify in writing the Limited Partner involved in the Domestic Proceeding, whether the Partnership wishes to purchase all or a portion of the Partnership Interest of such Limited Partner. If the Partnership does not elect to purchase the Partnership Interest of the Limited Partner adjudicated incompetent before the expiration of the Option Period and in the manner provided herein, the portion of the Partnership Interest not purchased shall be held by the legal or personal representative of such Limited Partner pursuant to the terms of this Agreement. The Partnership, in its sole discretion, may elect to assign its rights to purchase the Partnership Interest of the Limited Partner adjudicated incompetent under this Section 9.1(d) to the General Partner and, in such case, the General Partner shall have the same rights as provided for the Partnership under this Section 9.1(d).

(e) Divestiture Option. If state or federal regulations or laws are enacted or applied, or if any other legal developments occur, which, in the opinion of the General Partner adversely affect (or potentially adversely affect) the operation of the Partnership (e.g., the enactment or application of prohibitory physician self-referral legislation against the Partnership or its Partners), the General Partner shall promptly either, in its sole discretion, (i) take the steps outlined in this Section 9.1(e) to divest the Limited Partners of their Partnership Interest, or (ii) dissolve the Partnership. If the General Partner chooses option (i), it shall deliver a written notice to all of the Limited Partners (the "Notice of Election") and purchase such Partnership Interest for its own account. The purchase price to be paid for the Partnership Interest shall be determined in the manner as provided in Section 9.1(f) and shall be on the terms and conditions as provided in Section 9.2. The transfer of the Partnership Interest and the payment of the purchase price Limited Partners' shall be made at such time as determined by the General Partner to be in the best interests of the Partnership and its Limited Partners. Each Limited Partner hereby makes, constitutes and appoints the General Partner, with full power of substitution, his true and lawful attorney-in-fact, to take such actions and execute such documents on his behalf to effect the transfer of his Partnership Interest as provided in this Section 9.1(e). The foregoing power of attorney shall not be affected by the subsequent incapacity, mental incompetence, dissolution or bankruptcy of any Limited Partner.

(f) Purchase Price. The purchase price to be paid for the Partnership Interest of any Limited Partner whose interest is being purchased pursuant to the provisions of Sections 9.1(a) - (e) (the "Retiring Limited Partner") shall be determined in the manner provided in this Section 9.1(f). The purchase price for the Partnership Interest purchased pursuant to the provisions of
     Section 9.1(a) shall be an amount equal to one and one-half (1 1/2) times the aggregate distributions made with respect to such Partnership Interest pursuant to Section 6.2 during the twelve-month period ending on the Valuation Date (as defined below); provided, however, that the purchase price shall not exceed the fair market value of the Partnership Interest. The purchase price for the Partnership Interest purchased pursuant to the provisions of Sections 9.1(b) - (e) shall be an amount equal to the Retiring Limited Partner's share of the Partnership's book value, if any, as reflected by the Capital Account of the Retiring Limited Partner (unadjusted for any appreciation in Partnership assets and as reduced by depreciation deductions claimed by the Partnership for tax purposes). The determination of the Retiring Limited Partner's Capital Account on the Valuation Date (as defined below) shall be made by the Partnership's firm of certified public accountants (the "Partnership Accountant") upon a review of the Partnership books of account, and a formal audit is expressly waived. The statement of the Partnership Accountant with respect to the Capital Account of the Retiring Limited Partner on the Valuation Date shall be binding and conclusive upon the Partnership, the purchasing Partners and the Retiring Limited Partner and his executor, administrator, trustee, custodian, receiver or other personal or legal representative. The "Valuation Date" means the last day of the month immediately preceding the month in which occurs: (i) the death of a Retiring Limited Partner, in the case of a purchase by reason of death; (ii) the bankruptcy or insolvency of a Retiring Limited Partner, in the case of a purchase by reason of such bankruptcy or insolvency; (iii) breach of Section 5.6 as provided in
     Section 9.1(c) in the case of a purchase by reason thereof; (iv) the Notice of Incompetency as provided in Section 9.1(c), in the case of a purchase by reason thereof; (v) the Notice of Election as provided in Section 9.1(e), in the case of a purchase by reason thereof. Any Limited Partner whose Partnership Interest is purchased pursuant to the provisions of Section 9.1(a) - (e) shall be entitled only to the purchase price which shall be paid at the Closing in cash (or by certified or cashier's check) and shall not be entitled to any Partnership distributions made after the Valuation Date. The transfer of Partnership Interest of a Retiring Limited Partner shall be deemed to occur as of the Valuation Date and the Retiring Limited Partner shall have no voting or other rights as a Limited Partner after such date. The purchaser shall be entitled to any distributions attributable to the transferred interest after the Valuation Date and the Partnership shall have the right to deduct the amount of any such distributions made to the Retiring Limited Partner after the Valuation Date from the purchase price.

                           9.2      Closing.
                                    -------

                           (a) Closing of Purchase and Sale.  The Closing of any
                  purchase and sale of Partnership Interest pursuant to Sections 9.1(a) - (e) of this Agreement shall take place at the principal office of the Partnership, or such other place designated by the General Partner, on the date determined as follows (the "Closing"):

                           (i) In the case of a purchase  and sale  occurring by
                  reason  of the  death of a  Limited  Partner  as  provided  in
                  Section 9.1(a) of this Agreement, the Closing shall be held on the thirtieth day (or if such thirtieth day is not a business day, the next business day following the thirtieth day) next following the last to occur of

     (a) Qualification of the executor or personal administrator of the deceased Limited Partner's estate;

     (b) The date on which any necessary determination of the purchase price of the Partnership Interest to be purchased has been made; or

     (c) The date that coincides with the close of the Option Period.

                           (ii) In the case of a purchase and sale  occurring by
                  reason of the occurrence of one of the events described in Sections 9.1(b) - (d) of this Agreement, the Closing shall be held on the thirtieth day (or if such thirtieth day is not a business day, the next business day following the thirtieth day) next following the later to occur of:

     (a) The date on which any necessary determination of the purchase price of the Partnership Interest to be purchased has been made; or

     (b) The date that coincides with the close of the Option Period.

                  At the Closing, although not necessary to effect the transfer, the Retiring Limited Partner shall concurrently with tender and receipt of the applicable purchase price, deliver to the purchaser duly executed instruments of transfer and assignment, assigning good and marketable title to the portion or portions of the Retiring Limited Partner's entire Partnership Interest thus purchased, free and clear from any liens or encumbrances or rights of others therein. The parties acknowledge that occurrence of any of the triggering events described in Sections 9.1(a) - (e) and compliance with all the Sections of this Agreement are sufficient to effect the complete transfer of the Retiring Limited Partner's Partnership Interest and the Retiring Limited Partner shall be deemed to consent to admission of the transferee as a substitute Limited Partner. Notwithstanding the date of the Closing or whether a Closing is successfully held, the transfer of the Partnership Interest of a Retiring Limited Partner shall be deemed to occur as of the Valuation Date as defined in Section 9.1(f). The deemed transfer is effective regardless of whether the Retiring Limited Partner performs the duties set forth in this Section 9.2.

19                                                        ARTICLE

                                                      DILUTION OFFERING

20

                  Notwithstanding any other provision of this Agreement to the contrary, the General Partner may cause the Partnership to issue additional Partnership Interest from time to time upon such terms and conditions and in exchange for such Capital Contributions as determined by the General Partner in its sole and absolute discretion. As a result of a Dilution Offering, the Partnership Interest of each Partner will be diluted proportionately.

21                                                        ARTICLE

                                                RESIGNATION AND WITHDRAWAL OF

22                                                     GENERAL PARTNER

                  The General Partner shall not resign or withdraw as General Partner except with the consent of a Majority in Interest of the Limited Partners.

23                                                        ARTICLE

24                                                       DISSOLUTION

24.1              .        Dissolution.
                           -----------

(a) It is the intention of the Partners that the business of the Partnership be continued by the Partners, or those remaining, pursuant to the provisions of this Agreement, notwithstanding the occurrence of any event which would result in a statutory dissolution of the Partnership pursuant to the laws of the State of Texas, and no Partner shall be released or relieved of any duty or obligation hereunder by reason thereof; provided, however, that the business of the Partnership shall be terminated, its affairs wound-up and its property and assets distributed in liquidation on the earlier to occur of:

(i)                        December 31, 2040;

(ii) a determination by all of the Partners that the business of the Partnership should be terminated;

(iii)                      the Bankruptcy or insolvency of the Partnership;

(iv) subject to the provisions of paragraph (b) below, the death, incompetency, Bankruptcy, insolvency, withdrawal or removal from the Partnership of the last remaining General Partner;

(v) the date upon which a Liquidating Event occurs, and all payments have been received; or

(vi)                       entry of a decree of judicial dissolution.

(b) Upon the occurrence of any event set forth in subparagraph (iv) of paragraph (a) above with respect to the last remaining General Partner, the business of the Partnership shall be continued pursuant to the provisions of this Agreement if, within a period of 90 days from the date of such occurrence, each of the Limited Partners shall elect in writing that it be so continued and shall designate one or more Persons to be admitted to the Partnership as a General Partner. Any such Person shall upon admission to the Partnership succeed to all of the rights and powers of a General Partner hereunder, provided that the former General Partner shall retain and be entitled to its share of Profits, Losses, distributions, and capital associated with the General Partner's Partnership Interest.

24.2 . Wind-Up of Affairs. As expeditiously as possible following the occurrence of an event giving rise to a termination of the business of the Partnership, the General Partner (or a special liquidator who may be appointed by a Majority in Interest of the other Partners if the termination results from a circumstance described in Section 12.1
         (a)(iv) above relative to the General Partner) shall wind-up the affairs of the Partnership, sell Partnership Assets for cash at the highest price reasonably obtainable, distribute the proceeds in accordance with Section 6.8 in liquidation of the Partnership and file a certificate of cancellation with the Secretary of State of Texas.

25                                                        ARTICLE

26                                                      MISCELLANEOUS

26.1 . Amendments. In addition to the right of the General Partner to amend certain of the provisions of this Agreement by reason of the power of attorney granted to the General Partner under Section 5.4, a Majority in Interest of the Partners may, by instrument in writing, amend any of the other provisions hereof, except for those provisions which affect the rights of Partners to share income, gain, distributions, loss and deductions and require Partners to make Additional Capital Contributions, which provisions shall be amended only upon the written consent of all Partners adversely affected thereby.

26.2 . Partition. No Partner shall be entitled to a partition of the Partnership Assets notwithstanding any provision of law to the contrary.

26.3 . Notices. All notices, demands, requests or other communications that may be or are required to be given, served or sent by either party to the other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, telegram or facsimile transmission addressed as set forth on the Signature Pages attached hereto. Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a facsimile transmission) the answer back being deemed conclusive evidence of such delivery or at such time as delivery is refused by the addressee upon presentation.

26.4 . Provisions Severable. Every provision of this Agreement is intended to be severable and, if any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

26.5 . Counterparts. This Agreement, and any amendments hereto, may be executed in counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

26.6 . Headings. The headings of the various Sections are intended solely for convenience of reference, and shall not be deemed or construed to explain, modify or place any construction upon the provisions hereof.

26.7 . Successors and Assigns. This Agreement and any amendments hereto shall be binding upon and, to the extent expressly permitted by the provisions hereof, shall inure to the benefit of the Partners and their respective heirs, legal representatives, successors and assigns.

26.8 . APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND ALL OBLIGATIONS OF ONE PARTNER TO ANOTHER ARE PERFORMABLE IN HARRIS COUNTY.

26.9 .  NOTICE  OF  INDEMNIFICATION.   THE  PARTIES  TO  THIS  AGREEMENT  HEREBY
     ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT CONTAINS CERTAIN INDEMNIFICATION PROVISIONS PURSUANT TO SECTION 4.8.


      [Remainder of Page Intentionally Left Blank; Signature Page Follows]

                  IN WITNESS WHEREOF, the Partners have executed this Agreement this _____ day of January, 2001.

                                           GENERAL PARTNER:

                                           LITHOTRIPTERS, INC.


         By:
              Brad Hummel, President

                                TABLE OF CONTENTS

                                   (Continued)

                                                               Page

         ARTICLE I.......DEFINITIONS                             2

                  1.1....Terms Defined                           2

                  1.2.   Number and Gender......................12

         ARTICLE II..... CONTINUATION                           12

                  2.1....Continuation                           12

                  2.2....Name                                   12

                  2.3....Principal Place of Business;
                         Registered Office; Registered Agent    13

                  2.4.   Purposes...............................13
                  2.5....Term                                   13

         ARTICLE III.....CAPITAL CONTRIBUTIONS                  13

                  3.1....Initial Capital Contributions          13

                  3.2.   Additional Capital Contributions.......14
                  3.3....Capital Accounts                       14

                  3.4.   Failure to Make Additional Capital
                         Contributions..........................14
                  3.5.   Partner Loans..........................15
                  3.6.   Other Matters Relating to Capital
                         Contributions..........................15
                  3.7....Deficit Capital Account Balances       16

         ARTICLE IV......RIGHTS AND POWERS OF THE GENERAL
                         PARTNER                                16

                  4.1....Duties of General Partner              16

                  4.2....Illustrative Rights and Powers         16

                  4.3....Payment of Costs and Expenses          18

                  4.4.   Exercise of Rights and Powers..........18
                  4.5....Management Fee                         18

                  4.6....Liability                              18

                  4.7....Indemnification                        19

                  4.8....Removal of the General Partner         19

                  4.9.   Tax Matters Partner....................20

         ARTICLE V.......LIMITED PARTNER MATTERS                22

                  5.1....Limitation of Liability                22

                  5.2.   Management.............................22
                  5.3....Consents                               22

                  5.4....Power of Attorney                      22

                  5.5....Death, Bankruptcy, Etc.                23

                  5.6....Outside Activities                     23

         ARTICLE VI......ALLOCATIONS AND DISTRIBUTIONS          23

                  6.1... Allocation of Profits and Losses       23

                  6.2....Distributions of Cash Flow from
                         Operations                             24

                  6.3.   Allocation of Net Gains from Capital
                         Transactions
                         and Net Losses from Capital
                         Transactions...........................24
                  6.4....Distributions of Cash Flow from a
                         Major Capital Event                    25

                  6.5.   Special Allocations....................25
                  6.6....Curative Allocations                   28

                  6.7....Section 704(b) Limitation              28

                  6.8.   Distributions Upon Liquidation of
                         Partnership............................28
                  6.9....Liquidation of Partner's Partnership
                         Interest                               29

                  6.10...In-Kind Distributions                  29

                  6.11...Additional Tax Allocation
                         Provisions                             30

         ARTICLE VII.....FISCAL MATTERS                         31

                  7.1....Books and Records                      31

                  7.2.   Reports and Statements.................31
                  7.3....Audit                                  31

                  7.4....Tax Returns                            32

                  7.5.   Bank Accounts..........................32
                  7.6....Tax Elections                          32

         ARTICLE VIII    TRANSFERS OF GENERAL PARTNERSHIP
                         INTEREST;
                         ADMISSION OF SUBSTITUTE PARTNERS       32

                  8.1....Restriction on Transfers by the
                         General Partner                        32

                  8.2....Admission of General Partner           32

                  8.3.   Restrictions on Transfers by Limited
                         Partners...............................33
                  8.4....Admission of Limited Partners          34

                  8.5....Cost of Transfers                      34

                  8.6.   Effect of Attempted Disposition in
                         Violation of this Agreement............34
                  8.7....Rights of Transferee                   34

                  8.8    Amendment of Certificate of Limited
                         Partnership
                         and Qualification......................35

         ARTICLE IX.....PURCHASE AND SALE OF A PARTNERSHIP
                        INTEREST                                35

                  9.1.  Optional Purchase of Partnership
                        Interest from Limited Partners
                        upon Certain Events.....................35
                  9.2. .Closing                                 39

         ARTICLE X......DILUTION OFFERING                       40

         ARTICLE XI.....RESIGNATION AND WITHDRAWAL OF
                        GENERAL PARTNER                         40

         ARTICLE XII....DISSOLUTION                             41

                  12.1..Dissolution                             41

                  12.2. Wind-Up of Affairs......................42

         ARTICLE XIII   MISCELLANEOUS...........................42
                  13.1..Amendments                              42

                  13.2..Partition                               42

                  13.3. Notices.................................42
                  13.4..Provisions Severable                    43

                  13.5..Counterparts                            43

                  13.6. Headings................................43
                  13.7..Successors and Assigns                  43

                  13.8..APPLICABLE LAW                          43

                  13.9..NOTICE OF INDEMNIFICATION               43